UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934


                        Date of Report: January 29, 1999

                             First Financial Bancorp
             (Exact name of registrant as specified in its charter)



                        Commission File Number : 0-12499



          California                                             94-28222858
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)



 701 South Ham Lane , Lodi, California                             95242
(Address of principal executive offices)                         (Zip Code)



                                 (209)-367-2000
              (Registrant's telephone number, including area code)

                                       NA
                 (Former name or if changed since last report.)

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ITEM 5.      OTHER EVENTS

a) First Financial Bancorp Reports 1998 Earnings and Declares Dividend

First Financial Bancorp reports consolidated earnings of $1,052,000, or $.78 in basic earnings per share for the year ended December 31, 1998. The earnings represent an increase of 4% over the $1,015,000, or $.77 in basic earnings per share, for the year ended December 31, 1997. Earnings for the three months ended December 31, 1998 were $341,000, or $.25 per share in basic earnings per share. Earnings for the quarter increased by 35% over the comparable prior year quarter and by 14% over the quarter ended September 30, 1998.

Based upon earnings for the three months ended December 31, 1998, the First Financial Bancorp Board of Directors declared a cash dividend of $.05 per share, payable February 26, 1999 to shareholders of record on February 12, 1999. This is the sixteenth consecutive quarterly dividend declared by First Financial Bancorp, and with its payment, the consecutive quarterly dividends will have exceeded $1,000,000 on a cumulative basis.

     The profitability of current core operations increased in 1998 by approximately 50% compared to 1997 after excluding strategic growth and expansion costs from 1998 and subtracting significant loan loss recoveries that increased income in 1997. The performance of core operations improved in 1998 on the strength of a 45% increase in loan demand, a 12% increase in deposits, and record mortgage volume. The strong growth helped to finance the vigorous pursuit of many growth objectives that included expansion into the Folsom and Elk Grove markets with new offices as well as a company-wide affiliation with Investment Centers of America to offer brokerage services on-site at branch locations.

     Consolidated assets at December 31, 1998 increased by approximately $17 million from December 31, 1997 to reach nearly $165 million. First Financial Bancorp was formed in 1982 and now provides a number of financial services to the California communities of Lodi, Woodbridge, Lockeford, Galt, Plymouth, San Andreas, Elk Grove, and Folsom through its wholly-owned subsidiary, Bank of Lodi, and Bank of Lodi's affiliation with Investment Centers of America.



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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  First Financial Bancorp
                                                  -----------------------

Date January 29, 1999                             /s/ David M. Philipp
     ----------------                             --------------------
                                                  David M. Philipp
                                                  Executive Vice-President & CFO
                                                  Corporate Secretary

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